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                                                                     EXHIBIT 4.1

CONTROL NUMBER:
SUBSCRIPTION CERTIFICATE REPRESENTING           RIGHTS
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SUBSCRIPTION PRICE U.S. $0.10 PER SHARE


                           GULFPORT ENERGY CORPORATION


                    SUBSCRIPTION CERTIFICATE FOR COMMON STOCK


               THIS SUBSCRIPTION CERTIFICATE IS NON-TRANSFERABLE.


         Gulfport Energy Corporation ("Gulfport") is conducting a rights offering (the "Rights Offering") which entitled each holder of Gulfport common stock (the "Common Stock") as of the close of business on October 16, 1998 (the "Record Date") to receive one non-transferable right (a "Right") for each
0.22076 shares of Common Stock held of record on the Record Date. Each Right entitles the holder to subscribe for and purchase one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $0.10 per share (the "Subscription Price"). Holders of Rights who exercise all of their Rights may oversubscribe for unexercised shares at the Subscription Price, subject to pro rata allocation based on the number of shares oversubscribed by each holder of Rights (the "Oversubscription Privilege" and together with the Basic Subscription Privilege, the "Subscription Privilege"). The maximum number of shares of Common Stock that you may purchase pursuant to the Basic Subscription Privilege is specified above.

         For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated October __, 1998 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from the Company or American Stock Transfer & Trust Company (the "Subscription Agent"). Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

         The Subscription Agent must receive this Subscription Certificate with payment in full by 5:00 P.M., New York City time, on ________________, 1998 unless extended in the sole discretion of Gulfport (as such date may be extended, the "Expiration Date"). Any Rights not exercised prior to 5:00 P.M., New York City time, on the Expiration Date will be null and void. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.



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            PLEASE PRINT OR TYPE ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1 -- DETAILS OF SUBSCRIPTION

(a)      Number of Rights owned
         (stated on other side):

                                                            ----------
(b)      Number of shares subscribed for pursuant to
         the Basic Subscription Privilege (one share
         for each Right owned):
                                                            ----------

(c)      Number of shares subscribed for pursuant to
         the Oversubscription Privilege (must have
         exercised all Rights issued to you pursuant to
         the Basic Subscription Privilege):
                                                            ----------

(d)      Total number of shares subscribed for in (b)
         and (c) above:                                               x $0.10 = $         payment
                                                            ----------           ---------

                   TOTAL AMOUNT ENCLOSED                                        $
                                                                                 ----------

         Full payment of the Subscription Price for all shares subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must accompany this Subscription Certificate. Payment must be made as specified in the Prospectus under the heading "The Rights Offering -- Exercise of Rights."

SECTION 2 -- TO SUBSCRIBE

         I acknowledge that I have received the Prospectus relating to the Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.



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                                      Signature of Subscriber(s)






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                                      Address



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                                      Telephone Number (including area code)